UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2014

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11921 Freedom Drive, Suite 550
Two Fountain Square
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(202) 800-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendment to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2014, the Corporation filed a Corrected Amended and Restated Certificate of Incorporation (the “Corrected Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware in order to correct certain omitted language and other typographical errors found in the Amended and Restated Certificate of Incorporation filed by the Corporation on October 23, 2013.  In particular, the Corrected Amended and Restated Certificate of Incorporation clarifies that (1) a stockholder vote to amend Article FIFTH is not required in the event a Business Combination (as defined in the Corrected Amended and Restated Certificate of Incorporation) is consummated and the Corporation has provided stockholders with the opportunity to sell their shares to the Corporation by means of a tender offer and (2) the Corporation will not consummate a Business Combination if (i) the Corporation has net tangible assets of less than $5,000,001 upon such consummation or (ii) enough stockholders tender or convert their shares so that the Corporation is unable to satisfy any applicable closing condition set forth in the definitive agreement related to the Business Combination.

The Corrected Amended and Restated Certificate of Incorporation is attached hereto as Exhibits 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Corrected Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

Date: April 8, 2014	By:	/s/ Craig Dawson
	Name: Title:	Craig Dawson Chief Financial Officer, Treasurer and Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

3.1	Corrected Amended and Restated Certificate of Incorporation